                                                                     EXHIBIT 5.1

The Chase Manhattan Bank (USA)                        Andrew T. Semmelman
Legal Department                                      Vice President
1 Chase Manhattan Plaza                               Senior Associate Counsel
Wilmington, Delaware 19801

[LOGO OF CHASE APPEARS HERE]


                                                June 4, 1996


The Chase Manhattan Bank (USA)
802 Delaware Avenue
Wilmington, DE 19801

RE: Chase Manhattan Credit Card Master Trust
    Asset Backed Certificates

Ladies and Gentlemen:

        I have acted as counsel for The Chase Manhattan Bank (USA) (the "Bank") in connection with the registration statement on Form S-3 (the "Registration Statement") filed today by the Bank on behalf of Chase Manhattan Credit Card Master Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of one or more series (each a "Series") of asset backed certificates representing undivided interests in the Trust (the "Certificates"). Each Series of Certificates is to be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Bank, as seller and servicer, and a trustee (the "Trustee") as supplemented by a supplement relating to such Series of Certificates.

        I have made such investigations of law as I deem appropriate and have examined the proceedings heretofore taken and am familiar with the procedures proposed to be taken by the Bank in connection with the authorization, issuance and sale of the Certificates.

        Based on the foregoing, I am of the opinion that when the Certificates have been duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement, as supplemented by a Supplement in the form filed with the Registration Statement, and issued and delivered against payment therefor, the Certificates will be legally issued, fully paid and nonassessable.

        I am admitted to the Bar of the State of Delaware and express no opinion as to the law of any jurisdiction other than the law of the State of Delaware and the federal laws of the United States of America.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me under the heading "Legal Matters" in the prospectus relating to the Certificates.

                                                Very truly yours,

                                                [SIGNATURE APPEARS HERE]
                                                -------------------------------
                                                Andrew T. Semmelman

                                       2